EXHIBIT 99.1

Wish Reports Second-Quarter 2022 Financial Results

SAN FRANCISCO—(BUSINESS WIRE)—August 9, 2022—ContextLogic Inc. (d/b/a Wish) (Nasdaq: WISH), one of the largest mobile ecommerce platforms, today reported its financial results for the quarter ended June 30, 2022.

Second-Quarter Fiscal 2022 Financial Highlights

•
Revenues: Revenues were $134 million, a decrease of 80% YoY
o
Core Marketplace revenues were $54 million, down 86% YoY
o
Product Boost revenues were $11 million, down 78% YoY
o
Logistics revenues were $69 million, down 70% YoY
•
Net Loss: Net Loss was $90 million, a 19% YoY improvement
o
Net Loss per share was $0.13, compared to a loss of $0.18 per share in the second quarter of fiscal 2021
•
Adjusted EBITDA: Adjusted EBITDA was a loss of $58 million, an improvement of 13% YoY
•
Cash Flow: Cash flows from operating activities were negative $67 million
o
Free Cash Flow was negative $67 million, compared to negative $205 million in the second quarter of fiscal 2021

“We remain laser focused on the transformation of our business and have already made some significant improvements to the consumer experience, delivery times, and customer service, which have led to an increase in NPS scores and lower product refund rates,” said Vijay Talwar, Wish CEO. “While we are not immune to changes in consumer spending habits driven by macroeconomic factors, which could impede our accelerated growth plans for the second half of 2022, we are confident in moving forward with our exciting new initiatives, such as the rebranding of Wish and the relaunch of Women's Fashion."

Third Quarter Fiscal 2022 Financial Guidance

•
Adjusted EBITDA: Adjusted EBITDA is expected to be a loss in the range of ($110) million to ($130) million.

Second Quarter 2022 Consolidated Financials

The following tables include unaudited GAAP and non-GAAP financial highlights for the periods presented:

Revenue

(in millions, except percentages; unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	YoY%	2022	2021	YoY%
Core marketplace revenue	$54	$378	(86)%	$144	$855	(83)%
ProductBoost revenue	11	50	(78)%	25	100	(75)%
Marketplace revenue	65	428	(85)%	169	955	(82)%
Logistics revenue	69	228	(70)%	154	473	(67)%
Revenue	$134	$656	(80)%	$323	$1,428	(77)%

Other Financial Data

(in millions, except percentages; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss	$(90)	$(111)	$(150)	$(239)
% of Revenue	(67)%	(17)%	(46)%	(17)%
Adjusted EBITDA*	$(58)	$(67)	$(98)	$(146)
% of Revenue	(43)%	(10)%	(30)%	(10)%

*Indicates non-GAAP metric. See below for more information regarding our presentation of non-GAAP metrics in the section titled: “Use of Non-GAAP Financial Measures.”

Forward Looking Guidance - Q3 2022
(in millions, except percentages, unaudited)

We expect the following financial results for Adjusted EBITDA in the period presented below:

	Three Months Ended
	September 30, 2022
Adjusted EBITDA*	$(110)	to	$(130)
% YoY	(267)%		(333)%

*Wish has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) for total Adjusted EBITDA or to forecasted GAAP income (loss) before income taxes for segment Adjusted EBITDA within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: stock-based compensation and income taxes which are directly impacted by unpredictable fluctuations in the market price of the company's Class A common stock.

Conference Call & Webcast Information

Information about Wish’s financial results, including a link to the live webcast and replay will be made available on the company’s investor relations website at https://ir.wish.com. The live conference call may be accessed by registering using this online form. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

Subsequent Event

On August 9, 2022, Wish announced the resignation of Piotr Szulczewski from the Company's Board of Directors. Mr. Szulczewski has served on the Company's Board since the Company’s inception in July 2010. In conjunction with Mr. Szulczewski's resignation, the Board of Directors has elected Larry Kutscher as an independent director to the Wish Board. Both of these changes are effective immediately.

Separately, Wish announced today that Mr. Szulczewski has converted all of his high voting Class B shares into Wish Class A shares. This decision simplifies the Company’s shareholding structure, moving from a dual to single class structure. Mr. Szulczewski’s share conversion establishes voting rights parity for all Wish shareholders and reduces his outstanding voting rights from approximately 62% to approximately 8%, not including options that are immediately exercisable.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on Twitter and YouTube.

Use of Non-GAAP Financial Measures

We provide Adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: interest and other income (expense), net (which includes foreign exchange gain or loss, foreign exchange forward contracts gain or loss and gain or loss on one-time non-operating transactions); provision or benefit for income taxes; depreciation and amortization; stock-based compensation expense and related payroll taxes; lease impairment related expenses; and other items. Additionally, in this news release, we present Adjusted EBITDA Margin, a non-GAAP financial measure that represents Adjusted EBITDA divided by revenue. The reconciliation between historical GAAP and non-GAAP results of operations is provided below. Our management uses Adjusted EBITDA in conjunction with GAAP and other operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. We also provide Free Cash Flow, a non-U.S. GAAP financial measure that represents net cash used in operating activities less purchases of property and equipment. We believe that Free Cash Flow is an important measure since we use third parties to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. The reconciliation between net cash used in operating activities and Free Cash Flow is provided below. Free Cash Flow has limitations as an analytical measure, and you should not consider it in isolation or as a substitute for analysis of our net cash used in operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Wish’s outlook including expectations with respect to adjusted EBITDA and expectations regarding new business strategies. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: our ability to attract, retain and monetize users; risks associated with software updates to the platform; the effectiveness of our CEO transition; increasing requirements on collection of sales and value added taxes; the success of our execution on new business strategies; compromises in security; changes by third-parties that restrict our access or ability to identify users; competition; disruption, degradation or interference with the hosting services we use and infrastructure; our financial performance and fluctuations in operating results; pressure and fluctuation in our stock price, including as a result of short selling and short squeezes; challenges in our logistics programs; challenges in growing new initiatives; the effectiveness of our internal controls; the continued services of members of our senior management team; our ability to offer and promote our app on the Apple App Store and the Google Play Store; our ability to promote, maintain, and protect our brand; legal matters; the ongoing COVID-19 pandemic; supply chain issues; the impact of inflation; global conflicts, including the Russian invasion of Ukraine; and economic tension between the United States and China. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

The unaudited financial results in this news release are estimates based on information currently available to Wish. While Wish believes these estimates are meaningful, they could differ from the actual amounts that the company ultimately reports in its Form 10-Q for the quarter ended June 30, 2022. Wish assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the quarter ended June 30, 2022.

A Note About Metrics

The numbers for some of our metrics, including MAUs and LTM Active Buyers, are calculated and tracked with internal tools, which are not independently verified by any third party. We use these metrics to assess the growth and health of our overall business. While these numbers are based on what we believe to be reasonable estimates of our user or merchant base for the applicable period of measurement, there are inherent challenges in measurement as the methodologies used require significant judgment and may be susceptible to algorithm or other technical errors. In addition, we regularly review and adjust our processes for calculating metrics to improve their accuracy, and our estimates may change due to improvements or changes in technology or our methodology.

ContextLogic Inc.

Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	As of June 30,	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$693	$1,009
Marketable securities	254	150
Funds receivable	12	17
Prepaid expenses and other current assets	41	48
Total current assets	1,000	1,224
Property and equipment, net	13	17
Right-of-use assets	11	18
Marketable securities	—	17
Other assets	4	7
Total assets	$1,028	$1,283
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$54	$67
Merchants payable	133	185
Refunds liability	9	23
Accrued liabilities	137	174
Total current liabilities	333	449
Lease liabilities, non-current	13	16
Total liabilities	346	465
Stockholders’ equity	682	818
Total liabilities and stockholders’ equity	$1,028	$1,283

ContextLogic Inc.

Condensed Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$134	$656	$323	$1,428
Cost of revenue(1)	92	272	217	607
Gross profit	42	384	106	821
Operating expenses:
Sales and marketing(1)	56	396	101	866
Product development(1)	46	52	112	103
General and administrative(1)	31	50	46	92
Total operating expenses	133	498	259	1,061
Loss from operations	(91)	(114)	(153)	(240)
Other income, net:
Interest and other income, net	2	8	4	8
Loss before provision for income taxes	(89)	(106)	(149)	(232)
Provision for income taxes	1	5	1	7
Net loss	(90)	(111)	(150)	(239)
Net loss per share, basic and diluted	$(0.13)	$(0.18)	$(0.23)	$(0.38)
Weighted-average shares used in computing net loss per share, basic and diluted	667	624	664	621

(1) Includes the following stock-based compensation expense:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Cost of revenue	$3	$5	$2	$10
Sales and marketing	2	3	3	6
Product development	14	14	28	29
General and administrative	10	15	(6)	29
Total stock-based compensation	$29	$37	$27	$74

ContextLogic Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(90)	$(111)	$(150)	$(239)
Adjustments to reconcile net loss to net cash provided by used in operating activities:
Noncash inventory write downs	—	—	3	—
Depreciation and amortization	2	3	4	5
Noncash lease expense	1	3	3	7
Impairment of lease assets and property and equipment	2	6	6	6
Stock-based compensation expense	29	37	27	74
Other	(3)	2	(1)	(1)
Changes in operating assets and liabilities:
Funds receivable	2	19	5	37
Prepaid expenses, other current and noncurrent assets	3	17	2	33
Accounts payable	15	(36)	(12)	(179)
Merchants payable	(17)	(68)	(52)	(141)
Accrued and refund liabilities	(9)	(67)	(42)	(136)
Lease liabilities	(2)	(3)	(4)	(7)
Other current and noncurrent liabilities	—	(6)	(2)	(17)
Net cash used in operating activities	(67)	(204)	(213)	(558)
Cash flows from investing activities:
Purchases of property and equipment and development of internal use software	—	(1)	(2)	(1)
Purchases of marketable securities	(73)	(71)	(226)	(124)
Maturities of marketable securities	87	56	137	123
Net cash used in investing activities	14	(16)	(91)	(2)
Cash flows from financing activities:
Proceeds from issuance of common stock through employee equity incentive plans	1	5	1	6
Payment of taxes related to RSU settlement	(5)	—	(5)	(5)
Other	—	—	—	(1)
Net cash used in financing activities	(4)	5	(4)	—
Foreign currency effects on cash, cash equivalents and restricted cash	(9)	—	(9)	—
Net increase decrease in cash, cash equivalents and restricted cash	(66)	(215)	(317)	(560)
Cash, cash equivalents and restricted cash at beginning of period	767	1,620	1,018	1,965
Cash, cash equivalents and restricted cash at end of period	$701	$1,405	$701	$1,405
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$693	$1,405	$693	$1,405
Restricted cash included in prepaid and other current assets in the condensed consolidated balance sheets	8	—	8	—
Total cash, cash equivalents and restricted cash	$701	$1,405	$701	$1,405
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$3	$2	$6	$4

ContextLogic Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

(in millions, except percentages)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$134	$656	$323	$1,428
Net loss	(90)	(111)	(150)	(239)
Net loss as a percentage of revenue	(67)%	(17)%	(46)%	(17)%
Excluding:
Interest and other income, net	(2)	(8)	(4)	(8)
Provision for income taxes	1	5	1	7
Depreciation and amortization	2	3	4	5
Stock-based compensation expense and related employer payroll taxes	30	37	28	81
Lease impairment related expenses	—	6	—	6
Restructuring and other discrete items	2	—	24	—
Recurring other items	(1)	1	(1)	2
Adjusted EBITDA	(58)	(67)	(98)	(146)
Adjusted EBITDA margin	(43)%	(10)%	(30)%	(10)%

ContextLogic Inc.

Reconciliation of GAAP Net Cash Used in Operating Activities to Non-GAAP Free Cash Flow

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net cash used operating activities	$(67)	$(204)	$(213)	$(558)
Less:
Purchases of property and equipment and development of internal use software	—	1	2	1
Free Cash Flow	$(67)	$(205)	$(215)	$(559)

Non-GAAP Statement of Operations

Our presentation of non-GAAP Statement of Operations excludes the impact of stock-based compensation expense and related payroll taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP Statement of Operations as supplemental information to investors, as we believe the exclusion of stock-based compensation expense and related payroll facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider the non-GAAP Statement of Operations in isolation or as a substitute for analysis of our results as reported under GAAP.

ContextLogic Inc.

Reconciliation of GAAP Statement of Operations to Non-GAAP Statement of Operations

(in millions)

(unaudited)

	GAAP	Non-GAAP Adjustments		Non-GAAP
	Q2'22	(1)	(2)	Q2'22

Revenue	$134	$—	$—	$134
Cost of revenue	92	(3)	—	89
Gross profit	42	3	—	45
Operating expenses:
Sales and marketing	56	(2)	—	54
Product development	46	(15)	—	31
General and administrative	31	(10)	(2)	19
Total operating expenses	133	(27)	(2)	104
Loss from operations	(91)	30	2	(59)
Other income, net:
Interest and other income, net	2	—	—	2
Loss before provision for income taxes	(89)	30	2	(57)
Provision for income taxes	1	—	—	1
Net loss	$(90)	$30	$2	$(58)

(1)
Stock-based compensation expense and related employer payroll taxes
(2)
Restructuring charges

	GAAP	Non-GAAP Adjustments		Non-GAAP
	Q2'21	(1)	(2)	Q2'21

Revenue	$656	$—	$—	$656
Cost of revenue	272	(5)	—	267
Gross profit	384	5	—	389
Operating expenses:
Sales and marketing	396	(3)	—	393
Product development	52	(14)	—	38
General and administrative	50	(15)	(6)	29
Total operating expenses	498	(32)	(6)	460
Loss from operations	(114)	37	6	(71)
Other income, net:
Interest and other income, net	8	—	—	8
Loss before provision for income taxes	(106)	37	6	(63)
Provision for income taxes	5	—	—	5
Net loss	$(111)	$37	$6	$(68)

(1)
Stock-based compensation expense and related employer payroll taxes
(2)
Lease impairment related expenses

Contacts

Investor Relations:

Randy Scherago, Wish

ir@wish.com

Media contacts:

Carys Comerford-Green, Wish

press@wish.com